Exhibit 99.3

Notice of Withdrawal

WESCO INTERNATIONAL, INC.

OFFER TO EXCHANGE
UP TO $345,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF
6.0% CONVERTIBLE SENIOR DEBENTURES DUE 2029
FOR OUTSTANDING
1.75% CONVERTIBLE SENIOR DEBENTURES DUE 2026
(CUSIP NOS. 95082PAF2 AND 95082PAG0)
AND OUTSTANDING
2.625% CONVERTIBLE SENIOR DEBENTURES DUE 2025
(CUSIP NO. 95082PAE5)
Pursuant to the Prospectus
Dated July 27, 2009

THE EXCHANGE OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 21, 2009, UNLESS EXTENDED OR EARLIER TERMINATED BY US (SUCH DATE, AS THE SAME MAY BE EXTENDED OR EARLIER TERMINATED, THE “EXPIRATION DATE”). TENDERED 2026 DEBENTURES AND 2025 DEBENTURES MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The undersigned acknowledges receipt of the prospectus dated July 27, 2009, as it may be amended from time to time (the “Prospectus”), of WESCO International, Inc., a Delaware corporation (the “Company”), in connection with the offer to exchange (the “Exchange Offer”) up to $345,000,000 aggregate principal amount of the Company’s newly issued 6.0% Convertible Senior Debentures due 2029 for the Company’s outstanding 1.75% Convertible Senior Debentures due 2026 (the “2026 Debentures”) and 2.625% Convertible Senior Debentures due 2025 (the “2025 Debentures”) that are validly tendered and not validly withdrawn under the terms and conditions set forth in the Prospectus. All withdrawals of the 2026 Debentures and 2025 Debentures previously tendered in the Exchange Offer must comply with the procedures described in the Prospectus under “The Exchange Offer — Withdrawal Rights.”

The undersigned has identified in the table below the 2026 Debentures and/or 2025 Debentures that it is withdrawing from the Exchange Offer:

DESCRIPTION OF 2026 DEBENTURES AND/OR 2025 DEBENTURES WITHDRAWN

	Principal	Date(s) 2026 Debentures
	Amount	or 2025 Debentures
Principal Amount Previously Tendered	Withdrawn*	were Tendered
2026 Debentures

2025 Debentures

TOTAL PRINCIPAL AMOUNT WITHDRAWN:

* 2026 Debentures and 2025 Debentures may be withdrawn in whole or in part in integral multiples of $1,000. All 2026 Debentures and 2025 Debentures listed under “Principal Amount Previously Tendered” shall be deemed withdrawn unless a lesser number is specified in this column.

You may transmit this Notice of Withdrawal to the Exchange Agent, The Bank of New York Mellon, at the addresses listed on the back of the Prospectus, or by facsimile transmission at (212) 298-1915.

If any 2026 Debentures or 2025 Debentures were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number below. This form should only be used for withdrawals of 2026 Debentures and/or 2025 Debentures delivered through DTC if the undersigned needs to withdraw 2026 Debentures and/or 2025 Debentures on the final day of the Exchange Offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for withdrawal.

If you hold your 2026 Debentures and/or 2025 Debentures through a broker, dealer, commercial bank, trust company, custodian or similar institution, do not submit this form to The Bank of New York Mellon. If you hold your 2026 Debentures and/or 2025 Debentures through such an institution, that institution must deliver the notice of withdrawal with respect to any 2026 Debentures or 2025 Debentures you wish to withdraw. You should consult the institution through which you hold your 2026 Debentures or 2025 Debentures regarding the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to The Bank of New York Mellon on your behalf before midnight, New York City time, on the Expiration Date.

This notice of withdrawal must be signed below by the registered holder(s) of the 2026 Debentures or 2025 Debentures tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such 2026 Debentures or 2025 Debentures. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to act.

NAME(S):
Please Print

ACCOUNT NUMBER(S):

X

X
Signature(s)

CAPACITY (FULL TITLE):

ADDRESS (INCLUDING ZIP CODE):

AREA CODE AND TELEPHONE NUMBER:

TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER:

DTC PARTICIPANT NUMBER (IF APPLICABLE):

DATED:  , 2009

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding, absent a finding to the contrary by a court of competent jurisdiction. None of the Company, the Dealer Managers, the Exchange Agent, the Information Agent (each as defined in the Prospectus) or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.

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